UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  September 27, 2016

Jones Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36006	80-0907968
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

807 Las Cimas Parkway, Suite 350 Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (512) 328-2953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01              Regulation FD Disclosure.

The information set forth in Item 8.01 below is incorporated by reference in its entirety into this Item 7.01.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in the attached Exhibit 99.1, is being “furnished” pursuant to Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01.             Other Information.

On September 27, 2016, Jones Energy, Inc., a Delaware corporation (the “Company”), issued a press release announcing the closing of the previously announced acquisition by Jones Energy Holdings, LLC, a Delaware limited liability company and the operating subsidiary of the Company (“JEH LLC”), of oil and gas properties located in the STACK/SCOOP play in Central Oklahoma for a closing price of approximately $136.5 million, subject to customary post-closing adjustments (the “Acquisition”).

Item 9.01              Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
99.1	Press Release of Jones Energy, Inc., dated September 27, 2016 (Acquisition).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 27, 2016

JONES ENERGY, INC.

By:	/s/ Robert J. Brooks
Robert J. Brooks
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Jones Energy, Inc., dated September 27, 2016 (Acquisition).